UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2023

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 26, 2023, the Board of Directors of Midwest Energy Emissions Corp. (the “Company”) approved the increase in the size of the Board from three to four members and appointed Troy Grant to the Board effective immediately.

Troy Grant, age 49, has extensive experience in investment financing, predominantly focusing on raising significant funding across global platforms and management of strategic operations.  Since June 2011, Mr. Grant has been Chief Executive Officer of Elcora Advanced Materials Corp. (TSXV: ERA). Elcora was founded in 2011 and has been structured as a vertically integrated battery material company with mining assets in Sri Lanka and Morocco. As Chief Executive Officer, in addition to responsibility for the overall strategic operations, including exploration, business development and implementation of the company vision, Mr. Grant works diligently to raise equity and advance assets.  Mr. Grant also serves on the Board of Directors of Elcora and serves on the Audit Committee.  He also currently serves as director of several other publicly listed companies. At present, Mr. Grant serves on the respective boards of i3 Interactive Inc. (CSE: BETS), where he serves as Chair of the Audit Committee; Auxly Cannabis Group Inc. (TSXV: XLY), where he serves on the Audit and Compensation Committees; and Cleantech Power Corp. (formerly, Alkaline Fuel Cell Power Corp.) (NEO: PWWR). Mr. Grant is a graduate from St. Francis Xavier University with a Bachelor of Commerce degree.

Mr. Grant shall be paid $37,500 for his service on the Board for the remainder of 2023.  In addition, on May 26, 2023, Mr. Grant was granted a nonqualified stock option to acquire 125,000 shares of the Company’s common stock exercisable at $0.41 per share, representing the fair market value of the common stock as of the date of grant.  Fifty (50.0%) percent of the option shall vest and become exercisable on November 26, 2023 and the remaining fifty (50.0%) percent shall vest and become exercisable on May 26, 2024.  The option will expire five years after the date of grant.

Mr. Grant does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.  Except as otherwise disclosed herein, there are no arrangements or understandings in connection with Mr. Grant’s appointment, and there are no related party transactions between the Company and Mr. Grant that would require disclosure under Item 404(a) of Regulation S-K.

It is expected that Mr. Grant will serve on the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: May 30, 2023	By:	/s/ David M. Kaye
David M. Kaye Secretary

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